                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                  DDi MERGER CO.*
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware
-------------------------------------                  06-1576013
       (State of Incorporation or         -------------------------------------
            Organization)                 (I.R.S. employer identification no.)


      1220 Simon Circle, Anaheim,                         92806
             California                   -------------------------------------
-------------------------------------                   (Zip Code)
    (Address of Principal Executive
              Offices)

                                          If this form relates to the
                                          registration of a class of
                                          securities pursuant to Section 12(g)
                                          of the Exchange Act and is effective
                                          pursuant to General Instruction
                                          A.(d), please check the following
                                          box. [_]

If this form relates to the
registration of a class of
securities pursuant to Section 12(g)
of the Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. [_]

Securities Act registration statement file number to which this form
relates:   333-95623
                                                     --------------------------
                                                        (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
-------------------------------------     -------------------------------------


           Not Applicable                            Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                                 (Title of Class)

--------
* Upon the closing of the Registrant's initial public offering, the Registrant will change its name to "DDI Corp."
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Item 1. Description of Registrant's Securities to be Registered.

   The description of the Registrant's Common Stock, par value $.01 per share, as included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 28, 2000 under the Securities Act of 1933, as amended, (Registration No. 333-95623), including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated herein by reference.

Item 2. Exhibits.

   The following exhibits, forming a part of the Registrant's Registration Statement on Form S-1, as may be amended from time to time, are hereby incorporated by reference:

  Exhibit                             Description
  -------                             -----------
    3.1   Delaware Certificate of Incorporation of the Registrant.
    3.2   Delaware By-laws of the Registrant.
    4.1   Stockholders Agreement dated as of March 31, 2000, by and among the
          Registrant and the stockholders named therein.
          Form of certificate representing shares of common stock, $.01 par
    4.2   value per share.

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                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             DDi Corp.

                                             By: /s/ Bruce D. McMaster
                                                ----------------------
                                             Name: Bruce D. McMaster
                                             Title: Chief Executive Officer

Dated: April 6, 2000

                                             DDi Merger Co.

                                             By: /s/ Bruce D. McMaster
                                                ----------------------
                                             Name: Bruce D. McMaster
                                             Title: Chief Executive Officer

Dated: April 6, 2000


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